[FORM OF FLOATING RATE NOTE]

                               Floating Rate Note

    REGISTERED                                                   REGISTERED
    No. FLR                                              [PRINCIPAL AMOUNT]

                                                   *CUSIP:

              Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

    *  Applies only if this Note is a Global Security.

                              NEWMONT GOLD COMPANY
                           MEDIUM-TERM NOTE, SERIES A
                                (Floating Rate)


                 ORIGINAL                  INITIAL                  SPREAD (PLUS OR                   APPLICABILITY
                 ISSUE DATE:               INTEREST                 MINUS):                           OF REDEMPTION

                                           RATE:                                                      PROVISIONS:
                 MATURITY                                           ALTERNATE RATE                    INITIAL
                 DATE:                                              EVENT SPREAD:                     REDEMPTION
                                                                                                      DATE:

                                           MAXIMUM                  SPREAD                            INITIAL
                                           INTEREST                 MULTIPLIER:                       REDEMPTION
                                           RATE:                                                      PERCENTAGE:

                                                                    INTEREST                          APPLICABILITY
                                                                    PAYMENT                           OF ANNUAL
                                                                    PERIOD:                           REDEMPTION
                                                                                                      PERCENTAGE
                                                                                                      REDUCTION:

                 INTEREST                                                                             If yes, state
                 PAYMENT                                                                              Annual Percentage
                 DATE(S):                                                                             Reduction:


                 BASE RATE:                MINIMUM                  INTEREST RESET
                                           INTEREST                 PERIOD:
                                           RATE:

                 INDEX                     INTEREST
                 MATURITY:                 RESET DATES:


              Newmont Gold Company, a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby
    promises to pay to                                    , or registered
    assignees, the principal sum of                                  , on
    the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon to the same, from the Original Issue Date specified above or from the most recent date to which interest has been paid or duly provided for at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date next succeeding the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption date); provided, however, that if the Original Issue Date occurs between a date fifteen days prior to an Interest Payment Date (whether or not a Business Day) (the "Regular Record Date") and the Interest Payment Date to which such Regular Record Date relates, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date; and provided further, that if an Interest Payment Date or the Maturity Date or redemption date would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of this Note), such Interest Payment Date, Maturity Date or redemption date shall be the next succeeding day that is a Business Day and interest shall accrue to, but not including, such next succeeding Business Day, except that if the Base Rate specified above is LIBOR and such next succeeding Business Day falls in the next calendar month, the

    Interest Payment Date, Maturity Date or redemption date shall be the Business Day immediately preceding such Interest Payment Date.

              Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption date) will be made only upon presentation and surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

              Interest on this Note will accrue as detailed on the reverse hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date preceding such Interest Payment Date; provided, however, that (i) if the Company fails to pay such interest on such Interest Payment Date, such defaulted interest will be paid to the person in whose name this Note is registered at the close of business on a record date to be established for the payment of such defaulted interest and
    (ii) interest payable on the Maturity Date (or any redemption date) will be payable to the person to whom the principal hereof shall be payable.

              Any payment of the principal of, premium, if any, and interest on this Note will be made in U.S. dollars only, or such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of principal and premium, if any, and interest at maturity or upon redemption or repayment will be made either by check or, when the Depositary acts as holder, at the option of the Depositary, by wire transfer of immediately available funds to an account maintained by the payee of this Note if appropriate wire transfer instructions in writing have been received by the Company or its agent not later than the Regular Record Date applicable to such Interest Payment Date. Payment of interest, other than interest due at maturity or upon redemption or repayment, may be made by check mailed to the address of the person entitled thereto as it appears on the Register for the Notes at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date. Notwithstanding anything to the foregoing in this paragraph, a Holder of $10,000,000 or more in aggregate principal amount of Notes having identical terms and provisions shall be entitled to receive payments of interest, other than interest due at maturity or upon redemption, if any, by wire transfer of immediately available funds to an account maintained by the Holder of this Note in the United States, if appropriate wire transfer instructions have been received by the Paying Agent not later than the Regular Record Date applicable to such Interest Payment Date.

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                  NEWMONT GOLD COMPANY

    [SEAL]                        By:
                                     Title:
    Attest:


    CERTIFICATE OF AUTHENTICATION

    DATED:

         This is one of the Securities of
    the series designated herein and
    referred to in the within-mentioned
    Indenture.

    THE BANK OF NEW YORK,
      as Trustee


    By:
         Authorized Signatory


                           [FORM OF REVERSE OF NOTE]

              This Note is one of a duly authorized issue of Medium-Term Notes, Series A, having maturities from [nine months to 30 years] from the date of issue (herein called the "Notes"), of the Company. This Note and all other Medium-Term Notes, Series A, constitute a series of securities of the Company (the "Securities") issued and to be issued
    under an indenture dated as of         , 1994 (the "Indenture") between
    the Company and The Bank of New York, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York has been appointed calculation agent (the "Calculation Agent" which term includes any successor calculation agent appointed by the Company) with respect to the Notes and The Bank of New York, at its principal corporate trust office in The City of New York, initially has been appointed paying agent (the "Paying Agent") with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

              This Note will not be subject to any sinking fund or subject to repayment at the option of the Holder prior to maturity and, unless otherwise provided on the face hereof in accordance with the provisions of the following paragraph, will not be redeemable prior to maturity.

              Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. If the face of this Note indicates that this Note is subject to Redemption Provisions, then this Note may be redeemed in whole or in part at the option of the Company on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as otherwise provided in this Note). If this Note is subject to "Annual Redemption Percentage Reduction", the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date specified above by the Annual Percentage

    Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note Register not less than 30 days nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the presentation and cancellation hereof.

              If an Event of Default with respect to Securities of any series shall occur and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of such series then Outstanding may declare the principal of the Securities of such series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.

              This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any specified on the face hereof. Commencing with the first Interest Reset Date next succeeding the Original Issue Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date. The Interest Reset Dates will be as specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date next succeeding the Original Issue Date specified on the face hereof will be the Initial Interest Rate and (ii) the interest rate in effect hereon for the fifteen calendar days immediately prior to the Maturity Date hereof (or, with respect to any principal amount to be redeemed, any redemption date) shall be that in effect on the fifteenth calendar day preceding the Maturity Date hereof or such date of redemption, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

              The Interest Determination Date pertaining to an Interest Reset Date for Notes as to which the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes as to which the Base Rate is LIBOR will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes as to which the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls on which Treasury bills are auctioned; provided, however, that if a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

              The "Calculation Date" pertaining to any Interest
    Determination Date will be the earlier of (a) the tenth calendar day after such Interest Determination Date or (b) the next succeeding

    Regular Record Date after such Interest Determination Date; provided, that if the Calculation Date would thereby be a day which is not a Business Day, the Calculation Date shall be postponed to the next succeeding Business Day.

              Determination of CD Rate. If the Base Rate specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be determined by the Calculation Agent on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity specified on the face hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as set forth above, the rate of interest in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Date (or, if there was no such Interest Reset Date, the rate of interest payable hereon shall be the Initial Interest Rate).

              Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined by the Calculation Agent on each interest Determination Date and shall be the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published by the Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet available in the Composite Quotations, then the Commercial Paper Rate will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Date (or, if there was no such Interest Reset Date, the rate of interest payable hereon shall be the Initial Interest Rate).

              "Money Market Yield" shall be a yield calculated in accordance with the following formula:

              Money Market Yield =      D x 360
                                      -------------  x 100
                                      360 - (D x M)

    where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

              Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined by the Calculation Agent on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 11:00 a.m., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting such rates as set forth above, the rate of interest in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Date (or, if there was no such Interest Reset Date, the rate of interest payable hereon shall be the Initial Interest
    Rate).

              Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined by the Calculation Agent on each Interest Determination Date as follows:

              (i) As of the Interest Determination Date, the Calculation Agent will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such Interest Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO Page on the service for the purpose of displaying London interbank offered rates of major banks).

             (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the Index Maturity and in a principal amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, LIBOR for such Interest Reset Date will be the same as LIBOR for the immediately preceding Interest Reset Date (or, if there was no such Interest Reset Date, the rate of interest payable hereon shall be the Initial Interest Rate).

              Determination of Prime Rate. If the Base Rate specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined by the Calculation Agent on each Interest Determination Date and shall be the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date, the Prime Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the display designated as page "NYMF" on the Reuters Monitor Money Rate Service (or such other page as may replace the NYMF Page on such service for the purpose of displaying prime rates of major New York City banks) (the "Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate in respect of such Interest Determination Date shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by one or two, as the case may be, substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to quote such rate or rates.

              If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting such rates as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Date will be the same as the Prime Rate for the immediately preceding Interest Reset Date (or, if there was no such Interest Reset Date, the rate of interest payable hereon shall be the Initial Interest Rate). If this failure continues for three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of this Note or, if earlier, until this failure ceases, shall be LIBOR determined as if the Base Rate specified on the face hereof were LIBOR with an Index Maturity of 90 days, and the Spread, if any, shall be the number of basis points specified on the face hereof as the "Alternate Rate Event Spread."

              Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined by the Calculation Agent on each Interest Determination Date and shall be the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Date (or, if there was no such Interest Reset Date, the rate of interest payable hereon shall be the Initial Interest Rate).

              Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

              At the request of the Holder hereof, the Trustee will provide to the Holder hereof the interest rate hereon then in effect and, if applicable, the interest rate which will become effective as of the next Interest Reset Date.

              Interest payments on this Note will include interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid (or from, and including, the Original Issue Date if no interest has been paid with respect to this
    Note) to, but excluding, such Interest Payment Date. However, if the Interest Reset Dates with respect to this Note are daily or weekly, interest payable on any Interest Payment Date will include interest accrued only from, and excluding, the next preceding Regular Record Date to which interest has been paid (or from, and including, the Original Issue Date if no interest has been paid with respect to this
    Note) to, and including, the Regular Record Date relating to such Interest Payment Date, except that the interest payment at maturity (or upon earlier redemption) will include interest accrued to, but excluding, such Maturity Date (or earlier redemption date). Accrued interest from the Original Issue Date, or from the last date to which interest has been paid, is calculated by multiplying the face amount of this Note by an accrued interest factor. The accrued interest factor is computed by adding together the interest factors calculated for each day from the Original Issue Date, or from the last day to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if the Base Rate as specified on the face hereof is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate or by the actual number of days in the year, if the applicable Base Rate specified on the face hereof is the Treasury Rate. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the immediately preceding Interest Reset Date (or, if there was no such Interest Reset Date, the interest rate shall be the Initial Interest Rate), subject in either case to any maximum or minimum interest rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

              The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities at the time Outstanding of all series (including, if applicable, the series designated Medium-Term Notes, Series A, of which this Note forms a part) to be affected (all such series voting as a single class). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities of each series at the time Out-standing, on behalf of the Holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such

    Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon due presentment of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, having terms and conditions identical to the terms and conditions of this Note, will be issued to the designated transferee or transferees.

              This Note is issued, and any Notes issued upon transfer or exchange hereof are issuable, only in registered form, without coupons, in denominations of [$1,000,000] and in integral multiples of [$10,000] in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes in authorized denominations and having terms and conditions identical to the terms and conditions of this Note.

              No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered Holder, shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for monies payable on this Note.

              No recourse for the payment of the principal of or interest, if any, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

              THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              As used herein:

              (a) the term "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York and with respect to LIBOR Notes in the City of London;

              (b) the term "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market;

              (c) the term "Interest Payment Date" with respect to any Note shall be a date on which, under the terms of such Note, regularly scheduled interest shall be payable; and

              (d) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

              The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common
         TEN ENT-as tenants by the entireties
         JT TEN-as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT-...........Custodian..................
                             (Cust)                (Minor)

         Under Uniform Gifts to Minors Act.....................
                                          (State)

         Additional abbreviations may also be used though not in the above list.


              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

    [PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE]





    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
    ASSIGNEE]

    the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of

    substitution in the premises.

    Dated:

    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


    Signature guarantee: